Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K for the annual period ended December 31, 2012 (the “Report”) of VII Peaks-KBR Co-Optivist Income BDC II, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Gurpreet S. Chandhoke, the Chief Executive Officer and President, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated this 19th day of February, 2013	By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)